Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-09113, Form S-3 No. 33-46870, Form S-8 No. 33-20186, Form S-8
No. 33-29038, Form S-8 No. 33-39453, Form S-8 No. 33-44108, Form S-8
No. 33-89586, and Form S-8 No. 33-89592) of Sovereign Bancorp, Inc. and in the related Prospectus of our report dated January 21, 1997, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


Reading, Pennsylvania                                /s/ Ernst & Young LLP
March 7, 1997


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